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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 11, 1998

                              Medaphis Corporation
             (Exact name of registrant as specified in its charter)

                   DELAWARE                          000-19480                          58-1651222
(State or other jurisdiction of incorporation) Commission File Number      (IRS Employer Identification Number)

                             2700 CUMBERLAND PARKWAY
                                    SUITE 300
                             ATLANTA, GEORGIA 30339
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:           (770) 444-5300

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.     Other Events

    The Company has previously disclosed an investigation being conducted by the United States Attorney's Office for the Central District of California concerning the billing and collection practices in two offices of the Company's wholly owned subsidiary, Medaphis Physician Services Corporation ("MPSC"), which offices are located in Calabasas and Cypress, California (the "Designated Offices") (the "California Investigation"). Medaphis first became aware of the California Investigation on June 13, 1995, and the Company subsequently has made periodic disclosures concerning the status of the California Investigation, including most recently in the Company's Form 10-K for the fiscal year ended December 31, 1997, which was filed with the Securities and Exchange Commission on February 2, 1998 (the "1997 10-K").

     Investigations such as the California Investigation can be initiated following the commencement of qui tam litigation which is commenced under applicable state and federal statutes and is maintained under court seal without disclosure to the defendant. Under the applicable statutes, the United States and the State of California may elect to intervene fully or partially in qui tam litigation, and proceed with the action. The United States typically will provide a defendant with the opportunity to enter into settlement negotiations prior to the intervention of the United States in the matter. An application by the United States to partially lift the seal in qui tam litigation in order to make disclosure of the complaint available to the defendant often precedes such settlement discussions.

     On February 6, 1998, on application of the United States, the United States District Court for the Central District of California issued an order partially lifting the seal on the qui tam suit entitled "United States of America and State of California, ex rel. [Relator I and Relator II] v. Compmed Corporation, Medaphis Corporation, Does 1 to 200, Inclusive," Civil Action No. 94-8158 LGB
(kx). On February 11, 1998, the United States provided Medaphis with a copy of the Complaint, Substitution of Attorney,and Order which prohibited the Company from making any use of the Complaint, including any public disclosure, other than for the purposes of settlement negotiations, without further order of the Court. On February 12, 1998, upon the joint application of Medaphis and the United States, the Court issued an order modifying its February 6, 1998 order to allow Medaphis to make public disclosures concerning the Complaint and its contents to the extent that Medaphis determined such disclosures were required by applicable securities laws, provided that such disclosure did not reveal the Relators' identities.

     According to the Complaint, filed December 20, 1995 by the Relators and which contains allegations raised by them, the action is to recover civil penalties on behalf of the United States and the State of California arising out of alleged false claims presented by the defendants on behalf of their clients for payment under various state and federal insurance programs. As previously disclosed in the 1997 10-K, no charges or claims by the government have been made. The Complaint includes causes of action under the federal False Claims Act, 31 U.S.C. sec. 3729 et seq., and the California False Claims Act, Cal. Gov't Code sec. 12650 et seq. The Complaint also includes causes of action relating to Medaphis's termination of Relator II, including a count under the state and federal whistleblower protection statutes. The Complaint alleges overpayments of approximately $20,500,000 together with treble damages and additional penalties based on statutory civil penalties. The Complaint alleges that at least 50,000 separate false claims were filed under federal programs and at least 8,000 separate false claims were filed under state programs. The Complaint also alleges unspecified compensatory, general and punitive damages on behalf of Relator II on his or her employment claims. The allegations in the Complaint are limited to the office of Compmed (acquired by Medaphis) in Culver City, California. Medaphis believes that this Complaint relates to and concerns the California Investigation.

     Medaphis is engaged in discussions with the United States, and intends to pursue settlement discussions with the United States, the State of California, and the Relators. There can be no assurance that the Complaint will be resolved promptly or that the Complaint will not have a material adverse effect upon the Company.










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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    February 12, 1998

                                        MEDAPHIS CORPORATION

                                        By: /s/ Randolph L.M. Hutto
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                                                Randolph L.M. Hutto
                                                Executive Vice President




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